Exhibit 32

SECTION 1350 CERTIFICATIONS

In connection with the Quarterly Report of Bancorp of New Jersey, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael Lesler
Michael Lesler
Chief Executive Officer and President
(Principal Executive Officer)

/s/ Richard Capone
Richard Capone
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

November 14, 2014